Exhibit 99.9

KMMI’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, references in this section to “we”, “us”, “our” and “the Company” refer to the business and operations of KMMI prior to the Business Combination. Unless otherwise indicated, all dollar amounts (“$”) are expressed in thousands.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes and other information included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below in this section and those discussed in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward — Looking Statements” included elsewhere in this proxy statement/prospectus. Additionally, our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Overview

KMMI was established in 2021 and specializes in the manufacture and sales of NdPr block magnets and magnets for traction motors that are used in aerospace and defense, automotive, energy plants and various other industries. The Company manufactures NdPr block magnets and magnets for traction motors that are used in aerospace and defense, automobile, energy plant and other various industries.

The Company has been preparing its operation by purchasing related equipment and machines since 2021, thus, revenue from contracts with the customers has not yet been occurred as of the end of the reporting period. With the successful completion of prototype production during the first half of 2024, the Company is making efforts to secure the market end-user and run business in order to initiate its operation in April 2026.

KMMI is strategically positioned in the rare earth magnet industry, with a focus on NdFeb magnets. Our manufacturing process encompasses state-of-the-art facilities for hydrogen decrepitation, jet milling, pressing and shaping, and sintering and heat treating, enabling us to produce high-performance magnets with controlled orientation and specific strength.

Looking ahead to 2026, the Company plans to expand its capabilities to include NdFeB alloy production, further integrating our supply chain. Our products cater to diverse markets including Aerospace and Defense, Automotive, Energy, Industrials, Consumer Appliances, and Healthcare Technology. This diversified market presence positions the Company to capitalize on the growing demand for rare earth magnets across multiple industries.

Our strategic focus on these sectors, combined with our technological expertise, ensures that we are well- positioned to meet the global demand for high-performance magnets in the years to come.

Segments

Although there are no sector managers who are held accountable for operating and financial results or the product and service mix by sector, the Company now plans to offer multiple products and the Chief Executive Officer of the Company, who has been determined to be the CODM, manages the Company as a whole and makes decisions at the top level.

Components of Results of Operations

Selling, general and administrative expenses

SG&A expenses primarily consist of employee-related costs, depreciation on buildings and equipment, amortization of right-of-use assets, professional and service fees, lease and utilities expense.

Other operating income

Other income includes miscellaneous income and government grants.

Other non-operating income and expense

Other expense primarily includes other costs consist of miscellaneous loss and amortization of accumulated actuarial loss and loss on disposal of tangible assets.

Interest income

Interest income primarily includes realized gain on cash equivalent and unrealized gain on short-term loan.

Interest expense

Interest expense primarily consists of interest incurred on our finance leases and outstanding debts.

Gain (loss) on foreign currency

It consists of gain (loss) on translation and transaction of monetary assets and liabilities in foreign currencies.

Results of Operations for the Nine Months Ended September 30, 2025 and 2024 (in thousands, except as otherwise noted)

The following table provides our operating results for the periods indicated and percentage of revenue for each line item.

	Nine Months Ended September 30, 2025
	2025		2024		Change
($ in thousands)	($)	(%)	($)	(%)	($)	(%)
Revenues	—	—	—	—	—	—
Cost of Sales	—	—	—	—	—	—
Other operating income	3	—	—	—	—	—
Selling, general and administrative expenses	(936)	—	(654)	—	(282)	43.1
Operating loss	(933)	—	(654)	—	(279)	42.7
Other non-operating income and losses, net	13	—	34	—	(21)	(61.8)
Income taxes(benefit)*	—	—	—	—	—	—
Net loss from operations	(920)	—	(620)	—	(300)	48.4

*	not meaningful

Selling, general and administrative expenses

Selling, general and administrative expenses were $936 thousand for the nine months ended September 30, 2025, as compared to $654 thousand for the nine months ended September 30, 2024, an increase of $282 thousand, or 43.1%. This was primarily due to the increased number of employees and an increase in electricity expense associated with factory operational preparation and an increase in depreciation expenses with the acquisition of property, plant, and equipment.

Other Income

Interest income consisting of other income was $16 thousand for the nine months ended September 30, 2025, which was similar with $16 thousand for the same period in 2024. The amount of change is not material and was primarily due to the impact of translation adjustments.

In addition, gain on foreign currency consisting of other income was $13 thousand for the nine months ended September 30, 2025, as compared to $46 thousand for the nine months ended September 30, 2024, a decrease of $33 thousand, or 71.7%. This was primarily due to decreased balance of monetary assets in foreign currencies and a decrease of gain on foreign exchange transaction incurred by equipment purchase in foreign currencies.

Other expense

Interest expense consisting of other expense was $19 thousand for the nine months ended September 30, 2025, as compared to $21 thousand for the nine months ended September 30, 2024, a decrease of $2 thousand, or 9.5%. This was primarily due to a decrease in interest expense resulting from lease amortization.

Loss on foreign currency consisting of other expense was not incurred for the nine months ended September 30, 2025, as compared to $6 thousand for the nine months ended September 30, 2024, a decrease of $6 thousand, or 100%. This was primarily due to exchange rate increases on foreign currency monetary assets, resulting in translation gains rather than losses.

Results of Operations for the Years Ended December 31, 2024 and 2023 (in thousands, except as otherwise noted)

The following table provides our operating results for the periods indicated and percentage of revenue for each line item.

	Year Ended December 31,
	2024		2023		Change
($ in thousands)	($)	(%)	($)	(%)	($)	(%)
Revenues	—	—	—	—	—	—
Cost of Sales	—	—	—	—	—	—
Other operating income	—	—	14	—	(14)	(100.0)
Selling, general and administrative expenses	(869)	—	(663)	—	(206)	31.1
Operating loss	(869)	—	(649)	—	(220)	33.9
Other non-operating income and losses, net	16	—	55	—	(39)	(70.9)
Income taxes(benefit)*	—	—	—	—	—	—
Net loss from operations	(853)	—	(594)	—	(259)	43.6

*	not meaningful

Selling, general and administrative expenses

Selling, general and administrative expenses were $869 thousand for the twelve months ended December 31, 2024, as compared to $663 thousand for the twelve months ended December 31, 2023, an increase of $206 thousand, or 31.1%. This increase was primarily due to the higher number of employees, an increase in electricity expenses associated with factory operational preparation, an increase in depreciation expenses with the acquisition of property, plant, and equipment, and other contributing factors.

Other Income

Gain on foreign currency consisting of other income was $61 thousand for the years ended December 31, 2024, as compared to $69 thousand for the years ended December 31, 2023, a decrease of $8 thousand, or 11.8%. This was primarily due to decreased balance of monetary assets in foreign currencies and a decrease of gain on foreign exchange transaction incurred by equipment purchase in foreign currencies.

Other expense

Interest expense consisting of other expense was $30 thousand for the years ended December 31, 2024, as compared to $24 thousand for the years ended December 31, 2023, an increase of $6 thousand, or 27.9%. This was primarily due to an increase of interest expense incurred for debts.

Loss on foreign currency consisting of other expense was $37 thousand for the year ended December 31, 2024 as compared to $11 thousand for the year ended December 31, 2023, an increase of $26 thousand, or 243.9%. This was primarily incurred by equipment purchase in foreign currencies and foreign debt.

Liquidity and Capital Resources (in thousands, except as otherwise noted)

Sources of Liquidity

In assessing liquidity, we monitor and analyze cash on-hand and operating expenditure commitments. Our business requires expenditures for, among other things, maintenance of equipment used in our operations, and to remain in compliance with environmental laws. Our short-term and long-term liquidity needs arise primarily from working capital requirements and principal and interest payments related to our outstanding indebtedness. The Company plans to continue to fund its operations through its existing cash and cash equivalents and operational cash flow. Our liquidity as of September 30, 2025, is as follows (in thousands):

	September 30,	December 31,
($ in thousands)	2025	2024
Cash and cash equivalents	164	493
Restricted cash	37	34
Working capital(negative)	(81)	334
Accumulated deficit	(3,024)	(2,105)

Our future liquidity requirements will depend on many factors, including funding needed to support other business opportunities and expenditures, and funding for working capital and general corporate purposes. We expect to satisfy our liquidity requirements through cash on hand, cash generated from the operations and additional financings.

Cash Flows (in thousands, except as otherwise noted)

Cash flows associated with operating, investing, and financing activities for the nine months ended September 30, 2025, and 2024 are summarized as follows:

	Nine Months Ended September 30,		Change
($ in thousands)	2025	2024	($)	(%)
Net cash used in operating activities	(722)	(447)	(275)	61.5
Net cash used in investing activities	413	(17)	430	(2,529.4)
Net cash provided by financing activities	(41)	100	(141)	(141.0)
Net decrease in cash and cash equivalents	(350)	(364)	14	4.1

Net Cash Used in Operating Activities

Cash flows used in operating activities were $722 thousand for the nine months ended September 30, 2025, primarily related to a net loss of $920 thousand, partially offset by $175 thousand in adjustments reconciling net loss to net cash used in operating activities of continuing operations.

Net Cash Used in Investing Activities

Cash flows used in investing activities were $413 thousand for the nine months ended September 30, 2025, primarily due to cash outflows for collection of loans.

Net Cash Provided by Financing Activities

Cash flows used in financing activities were $41 thousand for the nine months ended September 30, 2025, primarily related to repayments of long-term debt of $28 thousand and lease liabilities of $13 thousand.

Cash flows associated with operating, investing, and financing activities for the years ended December 31, 2024, and December 31, 2023 are summarized as follows:

	Year Ended December 31,		Change
($ in thousands)	2024	2023	($)	(%)
Net cash used in operating activities*	(585)	(411)	(174)	42.34
Net cash used in investing activities	(44)	(1,542)	1,498	(97.15)
Net cash provided by financing activities	95	905	(810)	(89.50)
Net decrease in cash and cash equivalents	(534)	(1,048)	514	(49.05)

*	not meaningful

Net Cash Used in Investing Activities

Cash flows used in investing activities were $44 thousand for the year ended December 31, 2024, with cash outflows of acquisitions of property, plant and equipment.

Net Cash Provided by Financing Activities

Cash flows provided by financing activities were $95 thousand for the year ended December 31, 2024, primarily related to $110 thousand in proceeds from short-term debts.

Contractual Obligations

The following table presents a summary of our contractual obligations, including payments due by period, as of September 30, 2025:

($ in thousands)	2025	2026	2027	2028	Thereafter	Total
Operating lease(1)	—	18	7	—	—	25
Finance lease(1)	—	22	2	—	—	24
Debt obligations(2)	—	47	969	79	298	1,393
Total	—	87	978	79	298	1,442

(1)	Future lease payment obligations for operating and finance lease liabilities.
(2)	Long-term debt principal repayment obligations for individual cash loans, our bank loans, and loans provided by Korea Small and Medium-sized Enterprises and Startups Agency and Industrial bank of Korea.

As of September 30, 2025, there have been no material changes to our contractual obligations and commitments since December 31, 2024.

Going Concern

These financial statements have been prepared in accordance with GAAP assuming the Company will continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, there is substantial doubt about the Company’s ability to continue as a going concern exists.

Primarily due to the absence of revenue sources and a focus on fixed asset investments as a newly established entity, the Company continued to incur net losses of $920 thousand for the nine-month period ended September 30, 2025 and net cash outflows from operating activities of $722 thousand for the nine-months ended September 30, 2025. At September 30, 2025, the Company had net negative working capital of $81 thousand which excludes the cash and cash equivalents of $164 thousand. As of December 31, 2024, the Company reported no revenues, and net positive working capital of $334 thousand and net negative working capital of $937 thousand as of December 31, 2024 and 2023, respectively. Absent any other action, the Company will require additional liquidity to continue its operations over the next 12 months and to support its business development objectives, the attainment of which is not assured.

The Company is evaluating strategies to obtain the required additional funding for future operations. These strategies may include, but are not limited to, obtaining equity financing, issuing debt or entering into other financing arrangements, and restructuring of operations to grow revenues and decrease expenses. However, upon the economic environment and the Company’s current capability, there is no guarantee that the Company will be able to access future equity or debt financing when needed. Ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill the Company’s growth and operating activities and achieving a level of revenues adequate to support the Company’s cost structure. As such, there can be no assurance that the Company will be able to obtain additional liquidity when needed or under acceptable terms, if at all.

The financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact on our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates.

Interest Rate Risk

The Company’s cash and cash equivalents primarily consist of cash on hand and short-term, highly liquid investments with original maturities of three months or less from the date of purchase and are mainly comprised of bank deposits. As of September 30, 2025 and December 31, 2024, the Company had $200 thousand and $527 thousand of cash and cash equivalents, including restricted cash, respectively. The Company’s investments are exposed to market risk due to fluctuations in interest rates, which may affect its interest income and fair market value of its investments. However, due to the short-term nature of the Company’s investment portfolio, the Company does not believe an immediate 10% increase or decrease in interest rates would have a material effect on the fair value of its portfolio. The Company therefore does not expect its operating results or cash flows to be materially affected by a sudden change in market interest rates.

Foreign Currency Exchange Risk

The Company’s revenue is generated globally in multiple currencies, primarily the Korean won and U.S. dollar. The results of current and future operations and cash flows are therefore subject to fluctuations due to changes in foreign currency exchange rates. As the impact of foreign currency exchange rates has not been material to the Company’s historical operating results, the Company has not entered derivative or hedging transactions but may do so in the future if exposure to foreign currency becomes more significant.

Tariff and Trade Policy Risk

Recent and potential future changes to U.S. trade policy, including the implementation and potentially further expansion of tariffs under the Trump administration, may materially impact global supply chains and trade dynamics that are relevant to the Company’s operations. In particular, the imposition of new or increased tariffs on imports from manufacturing economies — including the Republic of Korea, where the Company’s operations are currently based — could have a direct impact on the Company’s financial condition and results of operations.

Such tariffs may result in either favorable or adverse effects. For example, tariffs imposed on Chinese- manufactured magnets could enhance the competitiveness of the Company’s products in the U.S. market by positioning the Company as a non-China supplier. Conversely, tariffs on raw materials or intermediate goods sourced from impacted regions could increase the Company’s input costs or limit access to critical materials necessary for production.

In response to the imposition of tariffs by the United States, China has enacted export controls on rare earth elements — materials that are essential to the Company’s sintered magnet production and are currently dominated by Chinese supply. If tariff conflicts between the United States and China were to escalate further, such export controls may become even more restrictive, not only with respect to direct U.S. buyers, but also potentially to companies with affiliations or commercial ties to the United States. As a result, the Company may experience increasing difficulty in procuring rare earth materials at competitive prices or in adequate volumes.

While the Company may seek to secure alternative sources of rare earth materials from suppliers outside of China, such alternative suppliers may also raise their prices due to tightening global supply and increased demand. These developments could adversely affect the Company’s cost structure and financial performance. However, given that rare earth elements are widely recognized as strategic and critical materials for the U.S. defense industry and European economies, the Company expects that any increase in raw material procurement costs would likely be reflected in selling prices to customers over time, thereby partially offsetting the financial impact.

Due to the uncertainty surrounding the scope, timing, and implementation of any such trade measures — as well as the complexity of global supply chain responses — the Company is currently unable to reasonably quantify the potential impact of these developments on its prospective financial statements included herein. The Company will continue to monitor developments in international trade policy and evaluate appropriate risk mitigation strategies as circumstances evolve.

Off-Balance Sheet Arrangements

During the period presented, the Company did not have any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Policies and Use of Estimates

The above discussion and analysis of our financial condition and results of operations is based upon our financial statements. The preparation of financial statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and disclosures of contingent assets and liabilities. Our significant accounting policies are described in Note 1. Summary of Significant Accounting Policies of the accompanying financial statements of the Company included elsewhere in this proxy statement/prospectus. Critical accounting policies are those that we consider to be the most important in portraying our financial condition and results of operations and also require the greatest amount of judgments by management. Judgments or uncertainties regarding the application of these policies may result in materially different amounts being reported under different conditions or using different assumptions. We consider the following policies to be the most critical in understanding the judgments that are involved in preparing the financial statements.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Property, plant and equipment under finance leases are stated at the present value of the lease payments.

Depreciation on property, plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows: buildings range from 30 to 40 years, facility equipment and fixtures range from 5 to 10 years, machineries are 10 years, and vehicles are 5 years.

Once an asset is identified for retirement or disposition, the related cost and accumulated depreciation or amortization are removed, and a gain or loss is recorded.

Foreign Currency

The functional currency of the Company is the Korean Won. Transactions in foreign currencies are translated into the functional currency of the Company at the exchange rates at the dates of the transactions. Transaction gains and losses are included in “Gain on foreign currency” and “Loss on foreign currency” in the statements of operations. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date, which are included in the “Effect of exchange rate changes on cash and cash equivalents, and restricted cash” in the statements of cash flows.

Assets and liabilities of the Company are translated into U.S. dollars, the reporting currency, at the exchange rate in effect at the end of each period. Income and expenses for the Company are translated into U.S. dollars using average rates that approximate those in effect during the period. Foreign currency translation adjustments are included in “Accumulated other comprehensive income” a separate component of stockholders’ equity.

Recent Accounting Pronouncements

See Note 1.(20) to the audited annual financial statements for the years ended December 31, 2024 and 2023, which are incorporated by reference into this Current Report on Form 8-K, and Note 1.(4) to the unaudited interim condensed financial statements for the nine months ended September 30, 2025 and 2024, which are included in this Current Report on Form 8-K, for information regarding recently issued accounting pronouncements not yet adopted as of the respective statement of financial position dates.